Exhibit 99.1

IMBRUVICATM Approval Call

13-Nov-2013

CORPORATE PARTICIPANTS

Ramses M. Erdtmann
SVP-Investor Relations, Administration, Pharmacyclics, Inc.

Robert W. Duggan
Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Manmeet Singh Soni
Executive Vice President-Finance, Pharmacyclics, Inc.

Jesse McGreivy MD
Chief Medical Officer, Pharmacyclics, Inc.

Urte Gayko
Senior Vice President-Regulatory, Pharmacyclics, Inc.

Maria Fardis, PhD, MBA
Chief of Oncology Operations and Alliances, Pharmacyclics, Inc.

Paula S. Boultbee
Executive Vice President-Sales & Marketing, Pharmacyclics, Inc.

Matt Outten
Senior Director-Market Access, Pharmacyclics, Inc.

Ryan Hohman
Managing Director-Policy & Public Affairs, Friends of Cancer Research

OTHER PARTICIPANTS

Cory W. Kasimov
Analyst, JPMorgan Securities LLC

Joel D. Sendek
Analyst, Stifel, Nicolaus & Co., Inc.

Katherine Xu
Analyst, William Blair & Co. LLC

Charmaine Chan
Analyst, RBC Capital Markets LLC

Robyn Karnauskas
Analyst, Deutsche Bank Securities, Inc.

Yigal Nochomovitz
Analyst, Morgan Stanley & Co. LLC

Jason D. Kantor
Analyst, Credit Suisse Securities (USA) LLC

Michael G. King
Analyst, JMP Securities LLC

Alan Carr
Analyst, Needham & Co. LLC

Luca Pancratov
Analyst, Sanford C. Bernstein & Co. LLC

Navdeep Singh
Analyst, Goldman Sachs & Co.

Gregory R. Wade
Analyst, Wedbush Securities, Inc.

Howard Liang
Analyst, Leerink Swann LLC

Matthew J. Andrews
Analyst, Wells Fargo Securities LLC

Rachel L. McMinn
Analyst, Merrill Lynch, Pierce, Fenner & Smith, Inc.

Operator

Good day, ladies and gentlemen, and thank you for standing by and welcome to the FDA Approval Conference Call. As a reminder, today's conference may be recorded. It's now my pleasure to turn the floor over to Mr. Ramses. Sir, the floor is yours.

Ramses M. Erdtmann

SVP-Investor Relations, Administration, Pharmacyclics, Inc.

Thank you, operator. I'm excited to welcome you to Pharmacyclics conference call. Today we are discussing the approval of IMBRUVICA in mantle cell lymphoma. With me on the call is our entire executive team. We will hear prepared remarks by our CEO, Bob Duggan and our Head of Market Access, Matt Outten.

We also want to welcome as a special guest speaker Ryan Hohman, Managing Director of Friends of Cancer Research, who will speak on behalf of Dr. Ellen Sigal, Chair and Founder of Friends of Cancer Research, a think tank and advocacy organization based in D.C., which spearheaded together with the FDA and other organizations for development of the breakthrough therapy status.

Before we start, let me remind you that this non-confidential presentation contains forward-looking statements about the business prospects of Pharmacyclics including expectations regarding Pharmacyclics financial performance, commercial products and potential future products in different areas of therapeutic research and development. Results may differ materially depending on the progress of Pharmacyclics product program, actions of regulatory authorities, availability of capital, future actions in the pharmaceutical market and developments by competitors and those factors detailed in Pharmacyclics filings with the SEC such as the 10-Q, 10-K and 8-K reports.

I would now like to turn the call over to our CEO and Chairman, Bob Duggan. Bob?

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Thank you, Ramses. Good morning and thank you for joining us. As you can imagine, today is a historic day for Pharmacyclics and more importantly for patients suffering with mantle cell lymphoma as well as the caretakers that provide for them. The approval of IMBRUVICA, previously known as ibrutinib, is an important milestone for patients with mantle cell lymphoma who have received at least one prior therapy. They will now have a new therapeutic option for treating this aggressive disease.

We at Pharmacyclics have worked tirelessly over the past several years to achieve this result. Our goal and vision is to lead the creation of a new era of patient-friendly, body harmonious medicinal solutions. Pharmacyclics mission has been and remains to serve as allies to patients and physicians in support of their struggle against cancer. I would like to take a moment to acknowledge all of those individuals and organizations who have helped to achieve the approval of IMBRUVICA.

First, let me thank the patients and the physicians who participated in the clinical study evaluating IMBRUVICA and who are continuing to help us understand IMBRUVICA's potential benefits. Currently we have 37 ongoing clinical trials in hundreds of centers in 37 countries around the world. We have over 800 investigators involved and they have treated over 2,300 patients. The majority of these patients are suffering from rare diseases, often also referred to as orphan disease states.

Without this patient commitment and trust to participate in various clinical trials, IMBRUVICA's approval today would not have been possible. We will continue to rely on these caring men and women to help develop IMBRUVICA for clinical settings with other B-cell malignancies.

I would also like to thank the many organizations with whom we have created very personal and trustworthy relationships over the past five years. The clinical centers, the advocacy groups, the medical associations, the government agencies, our partner Janssen with all their business units, we all are seeking to help. We all are seeking to become true allies to patients in need. Today's announcement of approval would not have been possible without their collaboration, support and trust in Pharmacyclics.

We are particularly thankful to the Food and Drug Administration. We compliment them for their vision, leadership and execution. Allow me to touch on each. Vision, the FDA showed vision with the introduction of breakthrough therapy designation. This new pathway helps patients in need to gain access more quickly to drugs that are becoming increasingly effective and more valuable.

Leadership, the FDA demonstrated leadership with Doctors Woodcock, Pazdur, Farrell, Kane and colleagues being at the forefront of the coming of this new era. They immediately grasped the grave unmet need and decided to expedite the time it normally takes to gain approval for innovative new medicines.

As to execution, the FDA showed this by upholding their high standards of review, drug-by-drug, company-by-company. The rigor, depth and breadth of each review remains the same, no short-cutting on either safety or efficacy. The detailed review, the collaboration and consultation we experienced from the men and women that comprise the agency greatly exceeded all of our expectations.

Let me now make a few comments about the commercial introduction of IMBRUVICA. Most importantly, IMBRUVICA is available to patients in need as of today. We take pleasure in announcing the following operational strategy. After a thorough review of the insurance landscape and recognition of the tremendous hurdles many patients currently face in accessing medicine, we realize that we needed to develop specific patient support programs to enable prompt access to our medicine as well as broad financial support for patients in need so that they can gain access and remain on therapy.

In support of our goal to make a significant difference for the betterment of patients in need, we have set up support programs that will assist patients who need help starting, affording and gaining access to and remaining on IMBRUVICA.

I have asked Matt Outten, Head of our Market Access Group, to describe these programs for you. Matt?

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Thank you, Bob. We're very pleased about the Access and the programs we have created, which are dedicated to helping patients receive access to IMBRUVICA. We've anticipated that a majority of MCL patients will qualify for at least one of our programs.

The first program I would like touch on is the YOU&i Start Program. This is a program where eligible patients who are experiencing insurance coverage delays greater than five business days can receive a free 30-day supply. This means that after a maximum delay of five business days, eligible patients will be able to begin therapy with IMBRUVICA. In addition, our YOU&i Access service center is set up to help the physician, patient or caregiver with information related to access IMBRUVICA.

The second program we created is called the YOU&i Access Instant Savings Program. This program helps commercially insured patients who are having difficulties with out-of-pocket expenses for IMBRUVICA. These patients will receive support so that they will only have a maximum monthly out-of-pocket expense of $25. In addition to these programs, patients who cannot afford their copays can turn to independent third-party foundations. Pharmacyclics is committed to supporting third-party foundations, organizations and other efforts to help patients in need, get access to appropriate care.

Finally, some patients who are deemed uninsured and who make less than 600% of the federal poverty limit may be eligible to access IMBRUVICA through the independent J&J Patient Assistance Foundation. As a result of the YOU&i Access Programs, we believe that most patients, independent of their financial or insurance status will be able to have access to IMBRUVICA for the duration of their therapy.

Let me now turn to price. Mantle cell lymphoma is considered an orphan disease. It is a very rare, aggressive and an incurable cancer. Today in the United States it is estimated by IMS Health that there are only about 11,000 patients living with this disease. The rate of newly diagnosed patients is about 3,000 patients per year. Many of these patients cycle through multiple lines of treatments, often requiring combination therapy with extensive supportive care.

As published recently in the June 2013 edition of the New England Journal of Medicine, IMBRUVICA was described as, and I quote, "a highly active new agent showing durable single-agent activity in relapsed or refractory mantle cell lymphoma." Please read the prescribing information for IMBRUVICA for the list of warnings and precautions and other important safety information. Safety data to-date points to a manageable safety profile, 9% of patients discontinued treatment due to adverse reactions in the trial.

For patients with mantle cell lymphoma who have received one prior therapy, the approved dose is four 140-mg pills of IMBRUVICA once daily. Based on a per pill cost, this translates to approximately $10,900 for a 30-day supply. At different dosings, the monthly cost will be proportionately adjusted.

Let me now turn it back over to Bob for further comments.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Thank you, Matt. Let me add a bit more color on the status of our CLL regulatory filing. The FDA provided us with a date by which the pending review of our MCL and CLL new drug application will be finalized, otherwise known as the PDUFA date. It was set to be February 28, 2014. As you can hear by our prepared remarks, we are very excited that the MCL review was completed so far ahead of schedule, and we are pleased to announce that IMBRUVICA is available as of today. In CLL we submitted data to the FDA from our 1102 study, which contained relapsed and refractory CLL patients with and without deletion of chromosome 17p, and also at two different doses.

At this time, the review of our CLL new drug application remains ongoing. As mentioned last week, we also anticipate the RESONATE study of 391 patients, our large, randomized Phase III trial in relapsed and refractory CLL patients will read-out with an interim analysis prior to the end of January 2014. This trial completed enrollment more than six months ahead of schedule in April of 2013.

In conclusion, I'm very pleased with our regulatory progress, and the entire Pharmacyclics team is extremely proud of the events of today and we're looking ahead to a very productive 2014. I now have the distinct honor and privilege to introduce Ryan Hohman, Managing Director at Friends of Cancer Research, who will be speaking on behalf of Ellen Sigal, Chair and Founder of Friends of Cancer Research, who has been instrumental in the creation and introduction of the break-through therapy designation progress. Ryan?

Ryan Hohman

Managing Director, Policy & Public Affairs, Friends of Cancer Research

Thank you, Bob. I'm Ryan Hohman, Managing Director at Friends of Cancer Research, a think tank and advocacy organization based in Washington, DC. As Bob mentioned, I'm standing in on behalf of our Chair and Founder, Ellen Sigal, who unfortunately was unavailable at this time. Each year, Friends of Cancer Research convenes conferences, forums and working groups, bringing all sectors to the table to propose consensus driven, scientific, regulatory and legislative solutions that will get treatments to patients in the safest and quickest way possible.

One of the successes of our unique model is the creation of the break-through therapy designation. In November of 2011 we initiated discussions between non-profits, cancer research institutes, and the government to find ways to expedite drug approval to bring innovative drugs to patients more rapidly. In March of 2012, the Advancing Break-through Therapies for Patients Act was introduced by bi-partisan leadership in both the House and the Senate. On July 9 of 2012, the break-through therapy designation was signed into law by the President. On January 7, 2013, the first break-through therapy designations were announced, and since then the FDA has shown an incredible commitment to this program to enhance innovation for patients.

Today's FDA's approval of IMBRUVICA, which received an unprecedented three breakthrough therapy designations is a testament to the commitment we all share to bring important new treatments to patients that are in need as quickly as possible. The breakthrough therapy designation help to propel Pharmacyclics' regulatory timelines. IMBRUVICA is a much-needed medicine, which advanced from first-in-man studies to FDA approval in just four and a half years. This is one of the fastest timelines. The industry average is eight to 10 years and also one of the fastest FDA approvals, with just over four months elapsing between filing and approval.

What started out as a small idea to help innovative new therapies get into the hands of patients is beginning to yield tremendous success. It's a really exciting day for all of us in the cancer community and shows that the power of collaboration among third-party groups, the government and industry can truly make a difference for patients. Thank you.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Thank you very much, Ryan. I would now like to open the floor for questions, Operator?

Question And Answer Section

Operator

Sure. Thanks, Sir. And it looks like our first question in the queue will come from the line of Cory Kasimov with JPMorgan. Please go ahead. Your line is now open.

Cory W. Kasimov

Analyst, JPMorgan Securities LLC

Great. Thanks, guys. Good morning and congratulations on the approval. I guess my first question is I'm wondering if the FDA split the MCL and CLL indications into two distinct applications as it was my understanding that they were filed under one NDA. And then, has the agency indicated that they want to wait for that RESONATE interim read out since it's coming before the official PDUFA date?

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

So thanks for the question. This is Urte Gayko. Yes, at this point in time the NDA is split. The PDUFA date is remaining the same as indicated at the end of 2014. The CLL package is under review and we cannot further speculate at this point in time what the details are. For RESONATE I think, it is true that we have that program ongoing. And if and once we have positive data from the interim, we will be discussing that with both obviously the FDA as well as the broader audience.

Cory W. Kasimov

Analyst, JPMorgan Securities LLC

Okay. And then lastly just to confirm as we wait for the label to be posted, there are no boxed warnings on this label? Is that correct?

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

That is correct.

Cory W. Kasimov

Analyst, JPMorgan Securities LLC

Okay. Thank you and congratulations.

Operator

Thank you, sir. Our next question in queue will come from Joel Sendek with Stifel. Please go ahead. Your line is now open.

Joel D. Sendek

Analyst, Stifel, Nicolaus & Co., Inc.

Thanks a lot. I'm just wondering how you're going to account for the patient assistance on the P&L and if there's any cap of any sort on the patient assistance since some of these patients will be taking the drug for many years presumably?

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Joel, the patient assistance program?

Joel D. Sendek

Analyst, Stifel, Nicolaus & Co., Inc.

Yes. Well the Start program, I guess, that you described.

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Yeah. Joel, so the YOU&i Start Program is a free 30 day supply of product. There's an optional additional 30 day one-time refill, so each patient has the opportunity to get 60 days. It's a free medication and the way the program works, it's really just cost of goods.

Joel D. Sendek

Analyst, Stifel, Nicolaus & Co., Inc.

Yeah...

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Does that answer your question?

Joel D. Sendek

Analyst, Stifel, Nicolaus & Co., Inc.

I guess and that when you're capping the out-of-pocket at $25 per month, that presumably is a different program, right? That lasts longer than the...

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Yeah. That's correct, great question. So that's our YOU&i Instant Savings Program. That applies to commercial patients who need assistance with co-pays. So they are maxed out at $25 a month in terms of what they have to pay. It's a 12 month revolving program and we'll pay up to 19% of the wholesale acquisition cost and then they can, of course, after 12 months continue in that program for as long as they'd like.

Joel D. Sendek

Analyst, Stifel, Nicolaus & Co., Inc.

And does that reduce revenue or does that factor into cost of goods?

Manmeet Soni

Executive Vice President-Finance, Pharmacyclics, Inc.

Any payments – yes, will be reduction to revenue, any payments to those customers.

Joel D. Sendek

Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Thank you.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You're welcome, Joel.

Operator

Thank you, sir. Our next question will come from the line of Katherine Xu with William Blair. Please go ahead. Your line is open.

Katherine Xu

Analyst, William Blair & Co. LLC

Hi. Good morning to you. Congratulations as well. So I'm just wondering with all these programs, what is the gross to net conversion rate that we should be assuming given these free medicine and also the co-pay assistance programs?

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Really as we get into the program and report out quarter-by-quarter we'll make it very clear and transparent. It's difficult today, honestly, to project out within reasonable accurate range. So that would be my best answer to the question.

Katherine Xu

Analyst, William Blair & Co. LLC

And then what is the payer mix of the target population?

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Matt?

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Yeah. So I think we're going to wait to see what the actual mix looks like but we're anticipating a higher percentage of Medicare patients just based on the average age of an MCL patient. But we'll wait over the next few months to get a more formal opinion on that.

Katherine Xu

Analyst, William Blair & Co. LLC

Thank you. Congrats.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You're welcome.

Operator

Thank you, ma'am. Our next question will come from a Michael Yee with RBC Capital. Please go ahead, your line is open.

Charmaine Chan

Analyst, RBC Capital Markets LLC

Hi. This is Charmaine on behalf of Michael. Congratulations to PCYC and the entire team. My question relates to the submission of RESONATE-1 data in January. If you do submit then and approval hasn't happened by February, would that constitute us a major amendment and result in a three month PDUFA delay?

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Yes. Thanks for the question. This is Urte Gayko again. So we really cannot speculate in terms of what exactly will happen and how all of this will These are various decisions FDA basically can make for the CLL NDA review. The most important step for us is right now actually to get the data, have the data. If it's positive, we will appropriately review it. Once we have any kind of plans, we'll certainly share them with you.

Charmaine Chan

Analyst, RBC Capital Markets LLC

Great. So if I might ask a different question. Could you give us more color on your launch approach? Like, how would your sales team be organized? I believe you said that you hired about 150 people sales team. How would they be characterized by region or different segments of your population? And a related question to that, would we be getting third party tracking data for your script? Thank you so much.

Paula S. Boultbee

Executive Vice President-Sales & Marketing, Pharmacyclics, Inc.

Yes. This is Paula Boultbee. We are sharing the commercial team with our JBI colleagues, so they're going to have 50% of the cases deployed out there. We have 62 full time sales reps, fully trained, fully ready to go by tomorrow morning and JBI has equal number of sales reps who's going to be allocated to get ibrutinib launched. So we're ready to go on the commercial side. And then I think I missed your second question there.

Charmaine Chan

Analyst, RBC Capital Markets LLC

So whether we would be getting third party tracking data from IMS scripts per week? Thank you.

Paula S. Boultbee

Executive Vice President-Sales & Marketing, Pharmacyclics, Inc.

So if you do purchase the IMS data, there will be, over time, a national-wide IMS data available, yes.

Charmaine Chan

Analyst, RBC Capital Markets LLC

Great. That's all I have. Thank you.

Operator

Thank you, ma'am. Our next phone question will come from Robyn Karnauskas with Deutsche Bank. Please go ahead with your questions, please.

Robyn Karnauskas

Analyst, Deutsche Bank Securities, Inc.

Hi, guys and thank you for giving us good news in Biotech. We need that. Congrats. So I guess a few questions. Number one, has the FDA, have they already asked for the RESONATE data? So is it something that they will be waiting for and expecting? And then general thoughts, you did not have a panel, so any thoughts on having panels in Breakthrough and whether or not you have it in CLL? And then third, quick question about the free drug program; is there any chance of reimbursement of that free drug once reimbursement kicks in maybe retroactively? Thanks.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Okay, I take the beginning, the two questions. This is Urte Gayko, again. So panel, I think you are referring to in this case. So CLL is under review. We have a very cooperative working relationship with FDA. It is really their decision to make whether it's wanted in our case. To-date, we have not been specifically notified of this. If this is asked, we will be obviously very happy to work and participate with the FDA in such a setting. As it relates to RESONATE, as I said, there is no specific plans at this point in place. We are working very actively on the interim. We are very excited that actually these timelines have been accelerated and will be available early next year. And the last part, I think...

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Hi, Robyn. It's Matt. If you're referring to uninsured patients, that's the JJPAF program and I would encourage you to ask our colleagues over at JBI for any specifics on the program. As far as our YOU&i Start and our YOU&i Access program, we would not go back and seek any sort of back reimbursement on those programs.

Robyn Karnauskas

Analyst, Deutsche Bank Securities, Inc.

Okay, great. Thank you.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You're welcome.

Operator

Thank you ma'am. Our next question will come from Yigal Nochomovitz with Morgan Stanley. Please go ahead. Your line is open.

Yigal Nochomovitz

Analyst, Morgan Stanley & Co. LLC

Hi. Good morning, everyone. Congratulations on the very good news. Two questions, first I just want to clarify regarding the nature of the approval. Is this an accelerated approval in MCL or will confirmatory studies be required? Could you discuss what those would be and what the FDA has said about those? And secondly, I understand there's an EAP program by Janssen for MCL? Could you just tell us how many are in that program, and how quickly they are expected to rollover to commercial drug with the approval? Thanks.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Okay, I take the first two questions again, and then I'll give it over for the last EAP program. So yes, we want to confirm this is an accelerated approval. Approval was based on overall response rate in our Phase II study 1104. We have post marketing requirement for any accelerated approval, and in our particular case they do involve follow up on the Phase II studies as well as an ongoing Phase III study in MCL. And then for the EAP program, Paula is going to comment on that please.

Paula S. Boultbee

Executive Vice President-Sales & Marketing, Pharmacyclics, Inc.

So with our extensive Patient Assistance Program we have in place, we are going to work with the treating physicians on getting those patients to the right supply of drug after the EAP program. So it will be closed as soon as we can work with the treating physicians on getting the patients into their office and get on the right Patient Access Program.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

And we currently have about 141 patients accrued on that program.

Yigal Nochomovitz

Analyst, Morgan Stanley & Co. LLC

That's great. Thank you.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You're welcome.

Operator

Thank you, sir. Our next phone question will come from Jason Kantor with Credit Suisse. Please go ahead. Your line is open.

Jason D. Kantor

Analyst, Credit Suisse Securities (USA) LLC (Broker)

Thanks. And let me add my congratulations. Most of my questions have been asked and answered, but could you – you mentioned there was no black box warning. Are there any contraindications on the label that may limit the addressable market in any way?

Jesse McGreivy MD

Chief Medical Officer, Pharmacyclics, Inc.

Jason, this is Jesse McGreivy. It's a very good question. There are no contraindications in the label we've received.

Jason D. Kantor

Analyst, Credit Suisse Securities (USA) LLC (Broker)

Oh. Okay. And with this 30-day supply of free drug – I mean, it sounds like most people will qualify for that. Most insurance things, it's hard to imagine a lot of them getting done faster than five days, but what – how does one trigger that, the second 30-day supply? What has to happen there?

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Yeah, hi. Jason, it's Matt again. So basically the idea for the first 30 days is it allows the patient, the specialty pharmacy or distributor and their insurance company to work through the fact that it's a new product. And the hope is that at the end of 30 days that any insurance questions or concerns have been worked out. If they have not and they need the additional 30 days, they'll simply work through their specialty pharmacy or distributor. We also have a hub set up, which is the YOU&i Access, and we have individuals at the hub who are also able to help. So there is multiple touch points for the patient or the physician or someone within the physician's office to get that patient the additional 30 days if they need it. We're actually really excited about that program and we really think it's going to help a lot of patients.

Jason D. Kantor

Analyst, Credit Suisse Securities (USA) LLC (Broker)

Finally, I mean I think this was surprising to everyone to see the two indications split as they were. I mean is it fair to say that we can or can't read anything into what their thoughts are on CLL. Certainly they could've approved CLL at the same time here. So how should we be thinking about that?

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Yes, this is Urte. So I think it is fair to say that we are not going to be speculating on the outcome. I think we have a very cooperative working interaction with the FDA. We do expect to have a firm update by the PDUFA date, which is the end of February, 2014. And as we have stated, we hope to actually have an update on our Phase III program prior to that. So I think that's all that we can share at this point in time.

Jason D. Kantor

Analyst, Credit Suisse Securities (USA) LLC (Broker)

Thank you.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You're welcome.

Operator

Thank you, Sir. Our next question will come from Mike King with JMP Securities. Please go ahead. Your line is open.

Michael G. King

Analyst, JMP Securities LLC

Thanks for taking my question and let me also add my congratulations. I just wanted to know two things about distribution. First of all, will you guys be showing any kind of appreciable inventory stocking? That's my first question. And the second question in regards – some of the conversations that I've had in the past with thought leaders in Heme Malignancy to the extent that they clearly like to use the drug in indications beyond whatever is on the label. So in that regard, can you address how you think the drug may get reimbursed if it were to be used in, let's say, either CLL, Waldenstrom's, et cetera? Thank you.

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Hi. This is Matt. For your first question, no we do not anticipate – we're not stocking the channels. We don't anticipate large amounts of products going out. I think as you're reading the IMS data, what you see will be actual patients who are on products.

Michael G. King

Analyst, JMP Securities LLC

Okay, and then the other indications?

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Jesse?

Jesse McGreivy MD

Chief Medical Officer, Pharmacyclics, Inc.

So this is Jessie, thanks, Mike. With regard to off-label use, we really – we don't promote off-label use and it's very difficult for us to speculate on this sort of a question. This may occur obviously, but we really can't speculate on that.

Michael G. King

Analyst, JMP Securities LLC

Okay. When will the label be up?

Jesse McGreivy MD

Chief Medical Officer, Pharmacyclics, Inc.

Soon.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Yeah, definitely today.

Michael G. King

Analyst, JMP Securities LLC

Okay.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

I think we're monitoring the FDA posting as well. The FDA announcement is out, but it's true, like just before the call the label had not been posted, but, yeah, for sure, very soon today.

Michael G. King

Analyst, JMP Securities LLC

Okay, great. Thank you so much.

Operator

Thank you, Sir. Our next phone question will come from Alan Carr with Needham & Company. Please go ahead, Sir. Your line is now open.

Alan Carr

Analyst, Needham & Co. LLC

Hi. Thanks for taking my questions and congratulations. Wonder if you could comment on physician and patient awareness. What's your perception of the extent of that, how much room for improvement there is? And will you be making a – is there enough time really to make – make some marketing push at ASH? Thanks.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Paula?

Paula S. Boultbee

Executive Vice President-Sales & Marketing, Pharmacyclics, Inc.

So we have measured the awareness among the hemtos in the United States for a few months and the awareness is very high. It's over 80% awareness, said that, there maybe – will be difference in awareness of indications and then other means. The total awareness is relatively high and even among patients, it's relatively high. We will, do have our exhibit at ASH and we'll have our presence at ASH and I think in our Q3 call we did go over all the different ASH abstracts we have. So we're expecting to have the commercial launch happening at this upcoming ASH in December.

Alan Carr

Analyst, Needham & Co. LLC

Great. Thanks very much. Congratulations, again.

Operator

Thank you, sir. And it looks like our next question in queue will come from the line of Geoff Porges with Bernstein. Please go ahead. Your line is now open.

Luca Pancratov

Analyst, Sanford C. Bernstein & Co. LLC

Yes, hi. This is Luca Pancratov in for Geoff. Thank you for taking the question. Congratulations from us as well. Just a quick question, with respect to the post-marketing requirements in MCL will the SPARK study set aside these requirements? And second of all, with regard to potential use of ibrutinib in other indications. Do you think this approval will impact your ability to enroll patients in other ongoing trials such as front-line setting or follicular? Thank you.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Yeah. I can take the first part of the question. So yes, we have the Phase III study that is executed by Janssen as a post-marketing commitment for the SPARKS. This is the front-line MCL study of our patients receive BR plus/minus ibrutinib. And then for the enrollment, Jesse, can you comment on that?

Jesse McGreivy MD

Chief Medical Officer, Pharmacyclics, Inc.

Yeah. For the enrollment, any time you get an approved drug on the market this may have some impact. We expect that would be modest to our ongoing trials. The areas that we're exploring in these other trials are separate from the approval – and also many of the trials we conduct are global. So those are enrolled all around the world. The impact is modest but we expect to maintain our timelines for that.

Luca Pancratov

Analyst, Sanford C. Bernstein & Co. LLC

Okay. Thank you so much and congratulations.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You're welcome.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

And I just got a note that the label is now available. It has been posted. So for those of you who are looking for it, it's available as of now.

Operator

Thank you, ma'am. Our next phone question will come from Navdeep Singh with Goldman Sachs. Please go ahead. Your line is open.

Navdeep Singh

Analyst, Goldman Sachs & Co.

Hey, guys. Thanks for taking my questions and congrats on the approval. I have a couple questions but first can you start off with your marketing strategy a bit. Just – if you could provide some color around that? How many hematologists are you initially targeting?

Paula S. Boultbee

Executive Vice President-Sales & Marketing, Pharmacyclics, Inc.

So – and this is Paula. Paula Boultbee. We do have – there is approximately 8,000 hematologists throughout the United States and with a sales force joint between JBI and us, we plan to target approximately 7,000 out of those heme-oncs at the present time.

Navdeep Singh

Analyst, Goldman Sachs & Co.

Okay. And your label for MCL looks pretty clean with no black box warnings or contraindications and I'm guessing you've had pretty mature discussions with the FDA from your last refractory CLL. Any signal from the agency yet on if we should we be expecting a black box or any contraindications for relapsed/refractory CLL? And just want to sneak this one in, what are your thoughts on Richter's transformation with ibrutinib? Thanks a lot.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

So this is Urte Gayko. I can take the first part. So, we have no comments obviously on many of the details of the future CLL indications. I just want to – since not all of you have seen potentially the label, because it was just posted, it is correct, we have no black box warning, we do not have contraindications and I'm just going to read the warnings and precautions so that you know them. They are for hemorrhage, for infection, for myelosuppression, for renal toxicity for second primarily malignancies and for embryo-fetal toxicity.

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Yeah. So with regard to your question about Richter's transformation, we have no new updates on this. We – the rates we've seen are consistent with what we've published in New England Journal of Medicine article by Burdino in the CLL population. We believe it's consistent with the overall background risk.

It neither increases nor decreases based on therapy. To fully characterize this, we'll need additional Phase III randomized data to understand if there might be a correlation. But overall, the vast majority of the cases that have occurred in high-risk patients, heavily pre-treated, 17p deletion or 11p minus patients where they have higher risk of Richter's transformation in their background disease.

Navdeep Singh

Analyst, Goldman Sachs & Co.

Okay. And if I can ask another question, you announced the price for ibrutinib is $10,900 per month for MCL? How should we be thinking of the pricing for relapsed/refractory CLL? Thanks again.

Matt Outten

Senior Director Market Access, Pharmacyclics, Inc.

Well – I think you've heard a common theme that we don't really comment on CLL or speculate. I think the way I would answer your question is the indication for MCL is for four pills. We are studying obviously with other or different dosing regiments. The price per pill is standard so if you want to know the price per pill, it is $91.11, and then if you have further questions on that, certainly we'd be happy to answer them.

Navdeep Singh

Analyst, Goldman Sachs & Co.

Thank you...

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Effectively, a 420 mg dose would be $8,200 per month based on what Matt just said. Just to run the math for you.

Navdeep Singh

Analyst, Goldman Sachs & Co.

All right. Thanks a lot, Bob.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You're welcome.

Operator

Thank you, sir. Our next phone question will come from Morgan Hallam with Robert W. Baird. Please go ahead. Your line is open.

For taking the call. I was just wondering if the FDA has expressed any interest in reviewing the un-blinded safety data from the RESONATE prior to sale approval? Thanks.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

This is Urte. We are not doing this particular request or working on anything like this. They're working on the formal planned interim analysis, and we expect to have data early next year. I think Maria might want to comment a little bit further.

Maria Fardis

Chief Oncology Operations & Alliances, Pharmacyclics, Inc.

Yes. Thank you Morgan for that question. The sponsor, which is Pharmacyclics remains blinded to the data. So we don't have access to the data. We will only know once the Data Monitoring Committee has reviews the data and recommends that we get un-blinded. So that data is not available to us, it's only been provided to FDA.

Okay, great. Thanks.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

The only last comment I make, of course, I mean all of these are true, of course SAEs are reported on an ongoing basis to FDA which is completely standard practice. They have obviously seen those that have been submitted in terms of our SAEs to them.

All right. Thanks again.

Operator

Thank you, sir. Our next phone question will come from the line of Greg Wade with Wedbush. Please go ahead. Your line is now open.

Gregory R. Wade

Analyst, Wedbush Securities, Inc.

Hi, good morning, and let me add my congratulations. Thanks for taking my questions as well. First up, with respect to the secondary primary malignancies that are noted in the label. Could you help us understand what type of skin cancers these were, and how serious were the patients that had them? Can you also outline what the rate of this observation is in the CLL SLL population? And then lastly, what would be your expectation for the average duration of therapy for the on-label MCL indication? Thanks.

Jesse McGreivy MD

Chief Medical Officer, Pharmacyclics, Inc.

Yeah, so this is Jesse. The cancers that we've seen for skin cancers are basal cell and squamous carcinomas. The rates of these cancers are significantly higher in patients with lymphoma or CLL. The rates that we've seen in the CLL population are comparable to what we're seeing in the mantle cell study that we have on label. But obviously, in CLL, again they're at higher risk. For – what was the second part of your question, sorry?

Gregory R. Wade

Analyst, Wedbush Securities, Inc.

The duration.

Jesse McGreivy MD

Chief Medical Officer, Pharmacyclics, Inc.

Yeah. The duration of therapy is actually noted for the mantle cell in the label. It's between eight to nine months was the median in that trial.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

The duration of response.

Jesse McGreivy MD

Chief Medical Officer, Pharmacyclics, Inc.

So the duration of response, which is different than the duration of therapy, was 17.5 months, which was – with that we were excited about.

Operator

Thank you. And our next phone question will come from Howard Liang with Leerink Swann. Please go ahead. Your line is open.

Howard Liang

Analyst, Leerink Swann LLC

Well, hi. Thanks and congratulations. I guess my first question is, is it the same group of FDA reviewers that are reviewing the CLL and the mantle cell applications?

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Hi. This is Urte. I don't think we can share confidential information, who's reviewing it. I can assure you we are working very closely with the team and we have a very collaborative effort with them.

Howard Liang

Analyst, Leerink Swann LLC

Okay. And I guess what is the explanation that CLL review is taking longer? Is it because there's a bigger volume of data you submitted or there's a higher unmet need in anti-mantle cell or is there a different risk/benefit consideration there?

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Yeah. So it's hard for us to really speculate on kind of these details as well. Obviously we are very pleased and we had specifically breakthrough designation for mantle cell indications. We are very pleased that, that indication was actioned on earlier. And otherwise, as we are stating, everything is under review and we are continuing that review process. We will have an update by or potentially before the PDUFA date, which is end of February next year.

Howard Liang

Analyst, Leerink Swann LLC

Okay. What dose did you propose for CLL? I think you tested both 560 and 840?

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Yes, I can comment on that. The proposal is for 420.

Howard Liang

Analyst, Leerink Swann LLC

Okay. Thanks very much.

Operator

Thank you. Our next question will come from Matthew Andrews with Wells Fargo Securities. Please go ahead. Your line is open.

Matthew J. Andrews

Analyst, Wells Fargo Securities LLC

Good afternoon. Thank you for taking the question. One more on CLL, can you talk about your thoughts relative to what the label may say related to high-risk patients or 17p patients considering the relatively small amount of patients that were in the 1102 study? Is your expectation that RESONATE and/orRESONATE-17 would be required to get high-risk patients officially into the CLL label? Thank you.

Urte Gayko

Senior Vice President-Regulatory, Pharmacyclics, Inc.

Yeah. Thank you for the question. So as we shared, I think, at the previous calls, we have submitted data from our Phase II study 1102 for this indication. And this study included patients with and without deletions 17p and that was, also as part of the study, they were also two doses evaluated.

So, kind of just like as the other questions were, at this point in time, we really cannot speculate on any details in terms of where the FDA is leaning to. We do know that they are continuing to review all the data that we have submitted to them and from our point of view, as I said, we are very satisfied that we have a broad development program. Obviously RESONATE is a broader study and it includes a broader set of patients, and that data will be available from an intern point of view if it is positive at the beginning of next year.

Matthew J. Andrews

Analyst, Wells Fargo Securities LLC

Okay. Thank you. Congratulations.

Operator

Thank you, sir. Our next question in queue will come from Rachel McMinn with Bank of America. Please go ahead with your questions, please.

Rachel L. McMinn

Analyst, Merrill Lynch, Pierce, Fenner & Smith, Inc.

Thanks for letting me hop onto the call. I was wondering if you could review. If you have a good sense of the size of the MCL market, given that both Revlimid and Velcade are approved and used in that setting, if you can give us a rough estimate of patient numbers.

And then on gross to net, I know you're not willing to relieve maybe a specific number, but with oral oncology therapy, gross to nets typically in the high single digits, so I just wanted to get a sense of if there's a reason why the programs that you've instituted would make that number substantially higher or lower than that? And then, just to revisit the CLL questions, is it possible that that del 17p would be carved out even though you've submitted data in the non-del 17p? Should we be thinking about that as a possibility because that is considered a higher unmet need? Thank you.

Paula S. Boultbee

Executive Vice President-Sales & Marketing, Pharmacyclics, Inc.

So this is Paula. I will answer the first part of the question, the MCL, the market size and the patients, and there are approximately 15,000 mantle cell patients in the prevalent pool. And since it's an aggressive disease, the course of those patients, all of them will be treated with one another product. Our label is beating one prior that means that patients may have had a chemotherapy or any other agent prior to that one. The label is comparable in terms of the patient population to the Velcade and to lesser the Revlimid, because that is the two prior labels. So we have estimated that out of those 15,000patients who are available to receive treatment if they so, wish to, can be available through us in the course of the, whatever the market uptake will be there. So we counted that as maximum patient population.

Ramses Erdtmann

SVP –Investor Relations, Administration, Pharmacyclics, Inc.

May I just add one thing, Rachel. We've meant in the prepared remarks, we talked about 11,000 that was the more conservative assessment. So there's a range of patients, and there are various estimates and sources you can go to. So you see the bandwidth in that number is between 11,000 plus and as you quoted there, Paula.

Rachel L. McMinn

Analyst, Merrill Lynch, Pierce, Fenner & Smith, Inc.

And then, I'm sorry. Just to clarify though, is the 11,000 are those patients who are receiving Velcade or most of those patients are just receiving chemo? Just to help me understand.

Ramses Erdtmann

SVP –Investor Relations, Administration, Pharmacyclics, Inc.

The 11,000 are patients who live with the disease. And I will break them out for you in upcoming conference calls how many of them received treatment, first time, second, third line, how many of them are really available for us to receive treatment. As we get into the IMS data bank, we will understand all that because they're all on scripts. And we're building up this data pool right now, so you will get those numbers.

Rachel L. McMinn

Analyst, Merrill Lynch, Pierce, Fenner & Smith, Inc.

Thank you.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

And, Rachel, on the gross to net, your calculations have a lot of logic to them. But the real world evidence will be the final judge. And I would think that we should all just a wait and see and how that plays out over really the next four quarters. It probably can vary from quarter to quarter. So we'll take our time on that, but we don't see anything wrong with your logic as you put it out. With regard to the FDA and the label, that's really an FDA and Pharmacyclics/Janssen discussion. We have an excellent relationship with the FDA and as soon as we have a meaningful word from them, then we'll share it with you.

Rachel L. McMinn

Analyst, Merrill Lynch, Pierce, Fenner & Smith, Inc.

Thank you.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You're welcome. I think, operator, we have time for one more call if there is any. If there isn't, then I'll wrap it up.

Operator

Sure. Thanks, sir. I'm not showing any additional questions, so I'll turn the call back over to you for any additional closing remarks, sir.

Robert W. Duggan

Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Well, thank you. Today is a very special day for everyone who has been involved in the development of this breakthrough medicine. And frankly that probably numbers in the tens of thousands. Since we dosed our first patient in the spring of 2009 with fewer than 50 staff members at Pharmacyclics, the support and interest in this program has grown dramatically.

Today with over 500 Pharmacyclics team members we're exploring the benefits of IMBRUVICA in 37 clinical trials, of which nine are Phase 3 studies. With today's announcement together with our partner Janssen, we're beginning to establish our commercial pathway across the globe to provide IMBRUVICA to patients. At Pharmacyclics, our mission and vision is to usher in a new era of patient-friendly oncology medicine. And today is an important milestone for us. Thank you, very much for your participation in this call. And we look forward to talking to you in the near future at ASH.

Operator

Thank you, presenters. And again, thank you, ladies and gentlemen. This does conclude today's call. Thank you for your participation, and have a wonderful day. You may now all disconnect.